Contact:	Mary A. Chaput
Executive Vice President and
Chief Financial Officer
(615) 665-1122

HEALTHWAYS EXCEEDS THIRD-QUARTER GUIDANCE WITH EARNINGS OF

$0.26 PER DILUTED SHARE ON 36% GROWTH IN REVENUE

Raises Established Guidance for Fiscal 2006 on Strength of Core Commercial Business

Announces Population Refresh for Stand-Alone MHS Pilot

NASHVILLE, Tenn. (June 26, 2006) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the third quarter of fiscal 2006. Revenues increased 36% to $106,820,000 for the third quarter, which ended May 31, 2006, from $78,357,000 for the third quarter of fiscal 2005. Net income was $9,335,000, or $0.26 per diluted share. These results included per-share costs of $0.06 related to the Company’s long-term incentive compensation program (LTI); $0.02 related to international initiatives and a net $0.03 related to the Company’s participation in two Medicare Health Support (MHS) pilots. Net income per diluted share for the third quarter of fiscal 2005 was $0.24, after per-share costs of $0.02 related to the MHS pilots.

Strong Year-Over-Year Core Commercial Business Growth – The Company’s core commercial business produced earnings of $0.36 per diluted share for the third quarter of fiscal 2006, up 38% compared with net income per diluted share of $0.26 for the third quarter of fiscal 2005. This EPS growth resulted primarily from the strong growth in lives under management both from new and expanded health plan contracts and the continued penetration of the self-insured employer market on behalf of health plan customers. See pages 10-11 for a reconciliation of GAAP and non-GAAP results.

COMPARISON OF COMPONENTS OF THIRD-QUARTER FISCAL 2006 AND FISCAL 2005 NET INCOME PER DILUTED SHARE

	Three Months Ended May 31,				%
	2006		2005		Change
Core commercial	$0.36		$0.26		38%
MHS	(0.03)		(0.02)
International	(0.02)		—
EPS before LTI	0.32	(1)	0.24	(2)	33%
LTI	(0.06	)(3)	(0.05)	(4)
EPS after LTI	$0.26	(2)	$0.19		37%

(1)	Figures may not add due to rounding.
(2)	EPS, GAAP basis.
(3)	Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(4)	Represents the net pro forma impact of equity-based compensation for third-quarter fiscal 2005.

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“Our strong financial results for the third fiscal quarter reflect the continuing growth and momentum in our core commercial business,” Leedle said, “as well as earlier than expected measurement of savings for the MHS pilots in which we are participating that has allowed us to recognize a portion of the risk revenue associated with the pilots. Our ability to leverage operations to take advantage of economies of scale in addition to our strong year-to-date new sales and contract expansion performance has positioned us for further significant, profitable growth. Our major strategic developments with Medco and LifeMasters further enhance our ability to expand in both existing and emerging markets and are expected to deliver significant future value to our customers, the populations they serve, and our shareholders.”

Additional highlights of the Company’s performance include:

o	35% Growth in Lives Under Management – Lives under management increased to 2,205,000 at the third quarter’s end, up 35% from 1,633,000 at the comparable time in fiscal 2005. A significant portion of the growth in actual lives under management in the quarter was driven by the Company’s ongoing successful penetration of the self-insured employer market on behalf of its health plan customers. Self-insured employer lives under management grew 49% to 837,000 from 562,000 at the end of the third fiscal quarter 2005. Healthways had contracts on behalf of its health plan customers with 494 specifically identifiable employers at the end of the third quarter, compared with 354 at the end of the third quarter of fiscal 2005.

o	Seven New, Expanded or Extended Contracts Demonstrate Continuing Momentum of Core Commercial Business – In addition to the growth in new self-insured employer lives, the Company signed seven new, expanded or extended contracts with health plans since the end of the second fiscal quarter.

o	A customer since 2003, HealthPlus of Michigan expanded and extended its contract for three more years to bring the Company’s impact conditions program to approximately 1,800 HealthPlus members through a pilot program at General Motors, HealthPlus’ largest corporate customer.

o	A customer since April 2000, Mutual of Omaha expanded beyond current Healthways’ programs for diabetes, heart failure (HF), coronary artery disease (CAD), chronic obstructive pulmonary disease (COPD), asthma and impact conditions to offer myHealthIQTM, the Company’s unique Outcomes Driven WellnessSM program.

o	A new customer, GlobalHealth, Inc., an Okalahoma City-based health plan, entered a three-year agreement to bring Healthways’ asthma and diabetes Care SupportSM solutions to both commercial and Medicare Advantage members, starting July 1st.

o	Another new customer, Cariten Healthcare announced a five-year agreement to deliver Care Support programs to its commercial and Medicare Advantage members with diabetes, HF and CAD, starting June 1st.

o	A customer for five years, Blue Cross Blue Shield of Massachusetts entered into a strategic relationship, which among other things, extended its contract for another five years and expanded the number of members receiving full services for chronic diseases and impact conditions to more than 275,000 of the health plan’s 2.9 million members. In addition, the new contract provides for the initiation of a joint effort to develop and pilot a customized depression disease management program and the development of a new dedicated Health/Care SupportSM Center.

o	A third new customer, CareFirst BlueCross BlueShield, entered into a three-year contract to offer the Company’s comprehensive, integrated population Health and Care Support solution to provide health promotion, disease prevention and disease management programs to the health plan’s 750,000 fully insured members, beginning July 1st.

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o	As the Company announced today, after the end of the quarter, CareFirst BlueCross BlueShield expanded its agreement with the Company to provide the same broad suite of integrated services to approximately 500,000 additional individuals for whom the plan provides services under the national Federal Employees Program (FEP), starting July 1st.

Leedle commented, “As evidenced by several of these contracts, we are continuing to see a steady evolution in our health plan business beyond disease management toward longer and more comprehensive strategic relationships. Through the development of these in-depth relationships, we are strengthening our working partnerships with these customers and better positioning them to derive the full benefits of our increasingly integrated Health and Care SupportSM programs.”

o	Agreement to Refresh Stand-Alone MHS Pilot with 4,500 Additional Beneficiaries – The Company is also announcing an amendment to its cooperative agreement with CMS for its MHS stand-alone pilot in Maryland and the District of Columbia, which, among other things, enables Healthways to provide congestive heart failure programs to approximately 4,500 additional Medicare fee-for-service beneficiaries starting on August 1, 2006. Under the amendment, the refresh population will be a separate cohort served for two years, by the end of which the program is expected to achieve a 2.5% cost savings, net of fees, when compared to a new control cohort of approximately 2,250 Medicare beneficiaries.

“We believe the decision by CMS to work collaboratively with us on a mutually beneficial design to refresh the population reflects CMS’s confidence in this industry, its recognition of the value we can create and its confidence in the ultimate success of our programs,” added Leedle.

o	Substantial Expansion in Backlog – The Company’s annualized revenues in backlog increased to $27.4 million at the end of the third quarter from $5.2 million at the end of the second quarter of fiscal 2006. Approximately $19 million of the backlog includes recent, previously announced health plan contract signings. Approximately $8 million relates to self-insured employer contracts expected to start in the fourth fiscal quarter. This backlog does not include the recently announced contract extension to provide services to CareFirst’s FEP population or the refresh population for the stand-alone MHS pilot, which together represent an additional $12 million in estimated annualized revenues at target performance.

o	Revenue Recognized on MHS Pilots – Cost savings for the intervention group compared to the control group in each of the MHS pilots in which the Company is participating resulted in recognition of approximately $3.0 million in total revenues out of the contract billings in excess of earned revenue (BIE) account in the third quarter. Total year-to-date revenues recognized for the two MHS pilots reached $7.3 million.

o	New Medco Alliance Represents Next Generation of Fully Integrated Health and Care SupportSM Solutions – During the third quarter, the Company also announced a 10-year alliance with Medco Health Solutions (Medco) to create, market and deliver next-generation, fully-integrated wellness, disease-management, high-risk care management and pharmacy management programs that more quickly generate improved patient health and safety, while lowering total healthcare costs for clients. Initially, the alliance will market existing and developing products and services to Medco’s portfolio of clients – comprised of health plans, employers and public-sector organizations – which represent more than 55 million Americans nationwide. Longer-term, Medco’s extensive pharmacy management suite of capabilities combined with the Company’s broad Health and Care Support expertise and programs will

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enable both companies to launch a new generation of unparalleled solutions and tap new market segments.

o	Pending Merger with LifeMasters – Healthways’ pending merger with LifeMasters Supported Self-Care, Inc. (LifeMasters), represents a major step in the Company’s strategy to address the full spectrum of this country’s population with programs and services that drive better health outcomes and reduce healthcare costs. Through this merger, Healthways will enter an addressable market of more than 20 million Medicaid participants, strengthening the Company’s program and management capabilities to provide services to the elderly and disabled population. In addition to bringing approximately 600,000 actual lives under management, LifeMasters will add significantly to the Company’s customer base of leading health plans in the commercial health insurance market.

LifeMasters’ government business includes both an ongoing CMS demonstration project — the first and largest of its kind – for 30,000 dual-eligible Medicare-Medicaid beneficiaries in Florida, and contracts with the states of Florida and Georgia for services to portions of their Medicaid populations. Additional Medicaid programs are provided through a number of contracts with Medicaid risk health plans. LifeMasters is also participating in two CMS MHS pilots.

o	Strengthened Financial Position – Healthways’ financial position continued to strengthen during the third quarter, reflecting strong cash flow from operations for the period of $29.3 million. As of the end of the third quarter, the Company had cash and cash equivalents of $125.7 million, an untapped credit facility of $250 million and shareholders’ equity of $256.5 million.

Financial Guidance

Full-Year Guidance — Healthways today raised its previously established earnings guidance for fiscal 2006 to a range of $1.17 to $1.20 per diluted share, which includes the expected impact of the Company’s LTI of $0.25 per diluted share, from the previous range of $1.16 to $1.19 per diluted share. The Company also affirmed its guidance for revenues for fiscal 2006 in a range of $415 million to $435 million. The Company’s guidance does not include any revenues from international sources for fiscal 2006.

Based on the Company’s results for the third quarter and first nine months of fiscal 2006, and its outlook for the remainder of the fiscal year, Healthways today raised the contribution to earnings per diluted share from its core commercial business in fiscal 2006 to a range of $1.40 to $1.42 per diluted share from the previous range of $1.36 to $1.38 per diluted share, primarily as a result of the continued growth in momentum in the employer and health plan market for both Health and Care Support programs, in addition to improved operating leverage experienced in the business.

As a result of costs that will be incurred to implement the stand-alone MHS pilot refresh population, consisting of 4,500 beneficiaries with heart failure, and additional staffing costs associated with an increasing percentage of heart failure patients in the original MHS cohort, the Company will incur additional costs for MHS of approximately $0.03 per diluted share for the fiscal year. Because of these costs, the Company is reducing the contribution to earnings from the MHS pilots for fiscal

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2006 to a range of $0.08 to $0.09 per diluted share from the previous range of $0.11 to $0.12 per diluted share. The Company’s earnings guidance for fiscal 2006 continues to include the expenses of anticipated international initiatives totaling $0.06 per diluted share. See pages 10-11 for a reconciliation of GAAP and non-GAAP guidance.

Fourth-Quarter EPS Guidance — The Company also today established its guidance for net income per diluted share for the fourth quarter of fiscal 2006 in a range of $0.53 to $0.56, after the anticipated impact of $0.07 from the Company’s LTI program. The Company’s core commercial business, excluding LTI costs, is expected to contribute net income per diluted share in a range of $0.39 to $0.41 for the fourth quarter of fiscal 2006, compared with $0.31 for the fourth quarter of fiscal 2005. Excluding the LTI costs, the Company’s guidance for fourth-quarter net income per diluted share is in a range of $0.60 to $0.63. The Company’s fourth-quarter earnings guidance also includes (i) a $0.23 to $0.24 positive earnings impact of the MHS pilots, after the net impact of the population refresh, based on the achievement of target performance; and (ii) a $0.02 expense related to on-going international initiatives. See pages 10-11 for a reconciliation of GAAP and non-GAAP guidance.

COMPARISON OF FISCAL 2006 EPS GUIDANCE TO FISCAL 2005

AND COMPONENTS OF FOURTH-QUARTER FISCAL 2006 GUIDANCE

	Twelve Months					Three Months
	Ending					Ending
	Aug. 31, 2006		Ended		%	August 31, 2006
	(Guidance)		Aug. 31, 2005		Change	(Guidance)
Core commercial	$1.40 –1.42		$1.03		36 – 38%	$0.39 – 0.41
MHS	0.08 – 0.09		(0.10)			0.23 – 0.24
International	(0.06)		–			(0.02)
Total before LTI	1.42 – 1.45		0.93	(1)	53 – 56%	0.60 – 0.63
LTI	(0.25)	(2)	(0.18	)(3)		(0.07	)(2)
Total after LTI	$1.17 – 1.20	(1)	$0.75		56– 60%	$0.53 – 0.56	(1)

(1)	EPS, GAAP basis.
(2)	Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(3)	Represents the net pro forma impact of equity-based compensation for fiscal 2005.

Summary

Leedle concluded, “We continue to be on track for our best year ever as evidenced by our increased expectations for performance in our core commercial business, the ongoing progress in the MHS pilots and the strength of our sales pipelines for our Health and Care Support programs.”

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Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 3446273, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.healthways.com.

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations, and all statements regarding pending acquisitions and planned expansions and developments. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to effectively manage any growth that it might experience; the Company’s ability to retain existing customers if they are acquired by other health plans which already have or are not interested in Health and Care Support programs; the Company’s ability to sign and implement new contracts for Health and Care Support services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to satisfy the closing conditions in the LifeMasters merger agreement, including receipt of required regulatory approvals; the Company’s ability to integrate the operations of LifeMasters and other acquired businesses or technologies into the Company’s business; the Company’s ability to retain existing customers of LifeMasters and to achieve the performance targets specified in its customer contracts;

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uncertainties with respect to the integration and management of the Medco Alliance; the market acceptance of the integrated health management services offered through the Medco Alliance; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its Health and Care Support initiatives or otherwise licensed or acquired by the Company, into the Company’s Health and Care Support platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its Health and Care Support strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a Health and Care Support contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal healthcare and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, care enhancement services and Outcomes Driven WellnessSM programs to health plans, hospitals, governments and employers in all 50 states, the District of Columbia, Puerto Rico and Guam. As of May 31, 2006, the Company provided Health and Care Support services for more than 2.2 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and live healthier lives. For more information, visit www.healthways.com.

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Revenues	$106,820	$78,357	$297,432	$224,880
Cost of services	73,582	50,931	208,286	145,035
Gross margin	33,238	27,426	89,146	79,845

Selling, general & administrative expenses	10,878	7,136	31,920	20,596
Depreciation and amortization	6,595	5,890	18,083	16,845
Interest	284	289	795	1,402

Income before income taxes	15,481	14,111	38,348	41,002
Income tax expense	6,146	5,575	15,224	16,262

Net income	$9,335	$8,536	$23,124	$24,740

Basic income per share:	$0.27	$0.26	$0.67	$0.75

Diluted income per share:	$0.26	$0.24	$0.64	$0.70

Weighted average common shares
and equivalents:
Basic	34,517	33,221	34,267	33,072
Diluted	36,515	35,702	36,267	35,503

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HEALTHWAYS, INC.

Statistical Information

(Dollars in thousands)

(Unaudited)

	May 31,	May 31,
	2006	2005

Operating Statistics
Actual lives under
management at end of period	2,205,000	1,633,000
Annualized revenue in backlog	$27,446	$45,191

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HEALTHWAYS, INC.

Reconciliations of Non-GAAP Measures to GAAP Measures

(In thousands, except per share data)

(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share Excluding Long-Term

Incentive Program Costs to Diluted Earnings Per Share (EPS), GAAP Basis

Three Months Ended
May 31, 2006
Core commercial EPS excluding long-term incentive compensation program costs (1)	$0.36
Less: EPS attributable to MHS pilots (2)	(0.03)
Less: EPS attributable to international initiatives (3)	(0.02)
EPS excluding long-term incentive compensation program costs (4)	0.32
Less: EPS attributable to long-term incentive compensation program costs (5)	(0.06)
EPS, GAAP basis	$0.26

(1) Core commercial EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider core commercial EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(3) EPS attributable to international initiatives includes costs to implement the Company’s strategy of establishing a presence in international markets.

(4) EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to long-term incentive compensation program costs from this measure and relies on EPS excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States. Figures may not add due to rounding.

(5) EPS attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), net of tax, of $2,069,000 for the third quarter of fiscal 2006 and cash-based awards, net of tax, of $268,000 issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

Reconciliation of Pro Forma Diluted Earnings Per Share to

Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended	Twelve Months Ended
	May 31, 2005	August 31, 2005
Pro forma EPS (6)	$0.19	$0.75
EPS attributable to net pro forma effect of equity-based compensation (7)	0.05	0.18
EPS, GAAP basis	$0.24	$0.93

(6) Pro forma EPS is a non-GAAP financial measure. The Company includes the net pro forma effect of equity-based compensation in this measure and provides pro forma EPS because of its comparability to the Company’s fiscal 2006 operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider pro forma EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to net pro forma impact of equity-based compensation includes the net effect on earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to equity-based employee compensation during fiscal 2005.

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HEALTHWAYS, INC.

Reconciliations of Non-GAAP Measures to GAAP Measures

(In thousands, except per share data)

(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share to

Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended	Three Months Ended	Twelve Months Ended
	May 31, 2005	August 31, 2005	August 31, 2005
Core commercial EPS (8)	$0.26	$0.31	$1.03
Less: EPS attributable to MHS pilots (9)	(0.02)	(0.08)	(0.10)
EPS, GAAP basis	$0.24	$0.23	$0.93

(8) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots from this measure and relies on core commercial EPS because of its comparability to the Company’s historical operations. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(9) EPS attributable to MHS pilots includes costs associated with the preparation and initial operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

Reconciliation of Core Commercial Diluted Earnings Per Share Guidance Excluding Long-Term Incentive Program Costs to

Diluted Earnings Per Share (EPS) Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	August 31, 2006	August 31, 2006
Core commercial EPS guidance excluding long-term incentive compensation program costs (10)	$0.39 — $0.41	$1.40 — $1.42
EPS guidance attributable to MHS pilots (11)	0.23 — 0.24	0.08 — 0.09
Less: EPS guidance attributable to international initiatives (12)	(0.02)	(0.06)
EPS guidance excluding long-term incentive compensation program costs (13)	$0.60 — $0.63	$1.42 — $1.45
Less: EPS guidance attributable to long-term incentive compensation program costs (14)	(0.07)	(0.25)
EPS guidance, GAAP basis	$0.53 — $0.56	$1.17 — $1.20

(10) Core commercial EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider core commercial EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(11) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(12) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company’s strategy of establishing a presence in international markets.

(13) EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to the costs of its long-term incentive compensation program from this measure and provides EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(14) EPS guidance attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	May 31,	August 31,
	2006	2005 (1)
Assets
Current assets:
Cash and cash equivalents	$125,663	$63,467
Restricted cash	—	3,811
Accounts receivable, net	56,100	40,697
Prepaid expenses and other current assets	8,972	5,681
Deferred tax asset	4,011	3,305

Total current assets	194,746	116,961

Property and equipment
Leasehold improvements	15,209	12,836
Computer equipment and related software	76,212	61,772
Furniture and office equipment	17,871	16,294
	109,292	90,902
Less accumulated depreciation	(66,577)	(51,114)
Net property and equipment	42,715	39,788

Other assets	3,450	2,065
Intangible assets, net	13,177	16,120
Goodwill, net	96,099	96,020

Total assets	$350,187	$270,954

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,782	$3,622
Accrued salaries and benefits	34,264	26,845
Accrued liabilities	6,299	5,006
Contract billings in excess of earned revenue	28,710	8,037
Income taxes payable	4,394	660
Current portion of long-term debt	176	163
Current portion of long-term liabilities	2,119	1,984

Total current liabilities	82,744	46,317

Long-term debt	283	416

Long-term deferred tax liability	148	8,236

Other long-term liabilities	10,507	9,055

Stockholders’ equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
34,588,748 and 33,808,518 shares outstanding	35	34
Additional paid-in capital	135,875	109,425
Retained earnings	120,595	97,471

Total stockholders’ equity	256,505	206,930

Total liabilities and stockholders’ equity	$350,187	$270,954

(1) Certain items have been reclassified to conform to current classifications.

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HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	May 31,
	2006	2005(1)
Cash flows from operating activities:
Net income	$23,124	$24,740
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	18,083	16,845
Amortization of deferred loan costs	356	380
Share-based employee compensation expense	9,994	441
Excess tax benefits from share-based payment arrangements	(10,927)	8,771
Increase in accounts receivable, net	(15,403)	(4,470)
Increase in other current assets	(3,291)	(3,092)
Increase (decrease) in accounts payable	3,160	(5,497)
Increase in accrued salaries and benefits	7,419	11,109
Increase (decrease) in other current liabilities	37,123	(1,061)
Deferred income taxes	(8,797)	(3,701)
Other	2,849	1,374
(Increase) decrease in other assets	(1,160)	487
Payments on other long-term liabilities	(1,265)	(650)
Net cash flows provided by operating activities	61,265	45,676

Cash flows from investing activities:
Acquisition of property and equipment	(18,065)	(7,595)
Purchases of investments	—	(2,000)
Proceeds from sale of investments	—	6,050
Business acquisitions, net of cash acquired	(79)	1,176
Net cash flows used in investing activities	(18,144)	(2,369)

Cash flows from financing activities:
Decrease (increase) in restricted cash	3,811	(2,265)
Proceeds from issuance of long-term debt	—	48,000
Deferred loan costs	(581)	(730)
Excess tax benefits from share-based payment arrangements	10,927	—
Exercise of stock options	5,038	3,369
Payments of long-term debt	(120)	(96,188)
Net cash flows provided by (used in) financing activities	19,075	(47,814)

Net increase (decrease) in cash and cash equivalents	62,196	(4,507)

Cash and cash equivalents, beginning of period	63,467	45,147

Cash and cash equivalents, end of period	$125,663	$40,640

(1) Certain items have been reclassified to conform to current classifications.

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